Merrill Lynch U.S.A. Government Reserves
File Number: 811-3534
CIK Number: 704957
For the Period Ending: 8/31/2004

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ended August 31, 2004.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/04/2003	$16,000	Merrill Lynch Government	1.000%	09/11/2003
09/11/2003	16,000	Merrill Lynch Government	1.000	09/18/2003
09/18/2003	16,000	Merrill Lynch Government	0.970	09/25/2003
09/25/2003	16,000	Merrill Lynch Government	1.010	10/02/2003
10/02/2003	16,000	Merrill Lynch Government	1.050	10/03/2003
10/03/2003	16,000	Merrill Lynch Government	0.970	10/10/2003
10/10/2003	16,000	Merrill Lynch Government	0.960	10/17/2003
10/17/2003	16,000	Merrill Lynch Government	0.980	10/24/2003
10/24/2003	15,000	Merrill Lynch Government	0.980	10/31/2003
11/21/2003	8,000	Merrill Lynch Government	1.000	11/28/2003
11/28/2003	8,000	Merrill Lynch Government	1.040	12/05/2003
12/05/2003	10,000	Merrill Lynch Government	0.990	12/12/2003
12/12/2003	9,000	Merrill Lynch Government	0.990	12/19/2003
12/19/2003	9,000	Merrill Lynch Government	1.010	12/22/2003
12/22/2003	15,000	Merrill Lynch Government	1.010	12/29/2003
12/29/2003	15,000	Merrill Lynch Government	1.020	01/05/2004
01/05/2004	15,000	Merrill Lynch Government	1.000	01/12/2004
01/12/2004	15,000	Merrill Lynch Government	0.990	01/15/2004
01/15/2004	15,000	Merrill Lynch Government	1.000	01/22/2004
01/22/2004	15,000	Merrill Lynch Government	1.000	01/29/2004
01/29/2004	15,000	Merrill Lynch Government	1.010	02/05/2004
02/05/2004	15,000	Merrill Lynch Government	0.990	02/12/2004
02/12/2004	15,000	Merrill Lynch Government	1.000	02/19/2004
02/19/2004	7,000	Merrill Lynch Government	0.990	02/26/2004
02/26/2004	7,000	Merrill Lynch Government	1.010	03/04/2004
03/04/2004	7,000	Merrill Lynch Government	0.990	03/11/2004
03/11/2004	7,000	Merrill Lynch Government	1.000	03/18/2004
05/27/2004	7,000	Merrill Lynch Government	1.010	06/03/2004
08/19/2004	6,000	Merrill Lynch Government	1.480	08/26/2004
08/26/2004	6,500	Merrill Lynch Government	1.500	09/02/2004